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                                                                     EXHIBIT 4.3

                                    FORM OF

                           STOCK PURCHASE AGREEMENT
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     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of [DATE],
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by and between the undersigned (the "Purchaser") and PARAMOUNT CAPITAL
PHARMACEUTICALS, INC., a Delaware Corporation having a business address at 787 Seventh Avenue, New York, NY 10019 (the "Corporation").

                                R E C I T A L S
                                - - - - - - - -

          A. WHEREAS, the Corporation desires to sell shares of common stock, par value $.001 per share, of the Corporation (which class of shares is referred to herein as "Common Stock") to Purchaser, and Purchaser desires to purchase
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these shares, upon the terms and conditions herein specified; and

          B. WHEREAS, Purchaser is willing to subject the Stock (as defined herein) to the restrictions contained herein.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises herein contained, the parties hereby agree as follows:

     1.   Issuance and Acquisition of Stock.
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          (a) Immediately after the execution of this Agreement by the parties, the Corporation shall transfer to the Purchaser, and the Purchaser shall acquire from the Corporation, the number of shares of Common Stock listed beside the Purchaser's name on the signature page hereto (the "Stock"), at the purchase
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price of $.001 per share,  for the total purchase price listed below the
Purchaser's name on the signature page hereto (the "Purchase Price").
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          (b) As soon as reasonably practicable after the execution of this
Agreement, the Corporation shall deliver to the Purchaser a certificate or certificates evidencing the Stock, registered in the name of the Purchaser and concurrently therewith the Purchaser shall make payment for the Stock by delivering to the Seller a check payable to the Corporation in the amount of the Purchase price.

     2.   Violation Of Transfer Provisions.  The Corporation shall not be
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required (i) to transfer on its books any shares of Stock which shall have been sold, transferred, assigned or pledged in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as
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such owner or to pay dividends to any transferee to whom such shares shall have been so sold, transferred, assigned or pledged.

     3.   Rights as Shareholder.  Except as otherwise provided herein, the
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Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Corporation with respect to the Stock.

     4.   Representations and Warranties by the Corporation.
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          The Corporation represents, warrants and covenants with the Purchaser as follows:

          (a) The Corporation has all necessary power and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been validly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms. The execution and delivery of this Agreement by the Corporation do not and the performance of its obligations under this Agreement will not conflict with or result in any breach or constitute a default under any contracts to which the Corporation is a party or by which the Corporation or any property or asset of the Corporation is bound or affected.

          (b) The Corporation has good title to the Stock and owns the Stock free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens") other than restrictions on transfer imposed under the Securities Act of 1933, as amended (the "Securities Act"). Upon delivery thereof to the Purchaser, the Purchaser shall acquire good title to the Stock, free and clear of any Liens other than the restrictions set forth in this Agreement and under the Securities Act. The Stock is validly issued, fully paid and nonassessable. The Corporation is transferring the Stock to the Purchaser hereunder pursuant to a valid exemption from registration under the Securities Act.

     5.   Representations and Warranties by the Purchaser.
          -----------------------------------------------

          The Purchaser represents, warrants and covenants with the Corporation as follows:

          (a) The Purchaser has all necessary power and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate

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the transaction contemplated hereby.  This Agreement has been validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The execution and delivery of this Agreement by the Purchaser do not and the performance of its obligations under this Agreement will not conflict with or result in any breach or constitute a default under any contracts to which the Purchaser is a party or by which the Purchaser or any property or asset of the Purchaser is bound or affected.

          (b) The Stock will be acquired by the Purchaser for his own account with the Purchaser's own funds for investment purposes and for the Purchaser's own ac count, not as a nominee or agent for any other person, firm or corporation, and not with a view to the sale or distribution of all or any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing, any or all of the Stock. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person, firm or corporation to sell, transfer or grant any participation to any person, firm or corporation with respect to any or all of the Stock.

          (c) The Purchaser understands that the Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the Stock is being issued and sold to the Purchaser based upon an exemption from registration predicated in part on the accuracy and completeness of the Purchaser's representations and warranties appearing herein.

          (d) The Purchaser agrees that in no event will the Purchaser sell, transfer, assign or pledge all or any part of the Stock or any interest therein, unless and until (i) the Purchaser shall have furnished the Corporation with an opinion of counsel satisfactory in form and content to the Corporation to the effect that (A) such disposition will not require registration of the Stock under the Securities Act or compliance with applicable state securities laws, or
(B) appropriate action necessary for compliance with the Securities Act and applicable state securities laws has been taken, (ii) the Corporation shall have waived, expressly and in writing, its right under clause (i) of this subsection, and (iii) the proposed transferee of the Stock shall have provided the Corporation with a written agreement or undertaking by which such transferee agrees to be bound by all terms, conditions and limitations of this Agreement applicable to such transferee's transferor as if such transferee were a party hereto. The requirement of sub paragraph (iii) shall not apply to any transfer
(A) pursuant to an offering registered under the Securities Act, (B) pursuant to Rule 144 under the Securities Act or (c) effected in a market transaction otherwise exempt from registration under the Securities Act.

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          (e) The Purchaser is able to fend for itself in connection with the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters (including investments in development stage biotechnology companies) as to be capable of evaluating the merits and risks of its investment in the Corporation, has the ability to bear the economic risks of its investment for an indefinite period of time and can afford a complete loss of its investment and has had the opportunity prior to the Purchaser's purchase of the Stock to ask questions of and receive answers from representatives of the Corporation concerning the finances, operations and business of the Corporation. The Purchaser acknowledges and agrees that (i) it is not relying upon any statement, promise or assurance of the Corporation or any investor in the Corporation (or any representative of the Corporation or any such investor) in arriving at the Purchaser's decision to purchase the Stock, and has not otherwise been induced to purchase the Stock by the Corporation or any such investor (or any representative of the Corporation or any such investor), and that (ii) it has decided to purchase the Stock based upon the Purchaser's own analysis of the merits and risks of investing in the Corporation without the intervention or assistance of any other person, firm or corporation.

          (f) The Purchaser understands and acknowledges that the Purchaser will not be permitted to sell, transfer, assign or pledge the Stock until it is registered under the Securities Act or an exemption from the registration and prospectus delivery requirements of the Securities Act is available to the Purchaser, and that there is no assurance that such an exemption from registration will ever be available or that the Purchaser will ever be able to sell any of the Stock.

          (g) All certificates representing the Stock and, until such time as the Stock is sold in an offering which is registered under the Securities Act or the Corpora tion shall have received an opinion of counsel satisfactory in form and content to the Corporation that such registration is not required in connection with a resale (or subsequent resale) of the Stock, all certificates issued in transfer thereof or substitution therefor, shall, where applicable, have endorsed thereon the following (or substantially equivalent) legends:

               (i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF PARAMOUNT CAPITAL PHARMACEUTICALS, INC. (THE "COMPANY") AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE

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                    SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE SOLD, OFFERED
                    FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

               (ii) Any legend required to be placed thereon by any applicable state securities law.

          (h) The Corporation shall not be obligated to transfer any of the Stock if counsel for the Corporation determines that any applicable registration requirement under the Securities Act or any other applicable requirement of federal or state law has not been met.

     6.   General Provisions.
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          (a) No Assignments.  The Purchaser shall not transfer, assign or
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encumber any of its rights, privileges, duties or obligations under this
Agreement without the prior written consent of the Corporation, and any attempt to so transfer, assign or encumber shall be void.

          (b) Notices.  All notices and other communications which are required
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or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be sufficiently given (i) if personally delivered, (ii) if sent by telex or facsimile, provided that "answer-back" confirmation is received by the sender or (iii) upon receipt, if sent by registered or certified mail, postage paid return receipt requested in any case addressed as follows:

               (i)  If to the Corporation:

                    Paramount Capital Pharmaceuticals, Inc.

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                    787 Seventh Avenue
                    New York, NY 10019
                    Att.: David M. Tanen
                          Secretary

               (ii) If to the Purchaser, to the address set forth on the signature page of this Agreement.

The address of a party, for the purposes of this Section 6(b)(ii), may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder.

          (c) Standoff Agreement.  The Purchaser agrees that, in connection with
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each underwritten public offering registered under the Securities Act of shares of Common Stock or other equity securities of the Corporation by or on behalf of the Corporation, the Purchaser shall not sell or transfer, or offer to sell or transfer, any shares of Common Stock or other equity securities of the Corporation for such period as the managing underwriter of such offering or the Corporation determines is necessary to effect the underwritten public offering.

          (d) Choice of Law; Consent to Jurisdiction.  This Agreement shall be
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governed by and construed in accordance with the internal laws (without giving effect to the conflicts of law principles) of the State of New York.

          (e) Severability.  The parties hereto agree that the terms and
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provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which, in its economic effect, shall be as close as possible to the unenforceable or invalid term or provision.

          (f) Successors.  All references in this Agreement to the Corporation
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shall include any and all successors in interest to the Corporation, whether by merger, consolidation, sale of all or substantially all assets or otherwise, and this Agreement shall inure to the benefit of the successors and assigns of the

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Corporation and, subject to the terms herein set forth, shall be binding upon the Purchaser, its successors and permitted assigns.

          (g) Counterparts.  This Agreement may be executed in two counterparts,
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each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          (h) Modification, Amendment and Waiver.  No modification, amendment or
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waiver of any provision of this Agreement shall be effective against the
Corporation unless the same shall be in a written instrument signed by an officer of the Corporation on its behalf and such instrument is approved by its Board of Directors. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

          (i) Further Assurances.  The parties agree to execute such further
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instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          (j) Integration.  This Agreement constitutes the entire agreement of
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the parties with respect to the subject matter hereof.

          (k) Headings.  The headings of the Sections and paragraphs of this
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Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (l) Gender and Number.  As used in this Agreement, the masculine,
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feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. Additionally, unless the context requires otherwise, "or" is not exclusive.

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        IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, or caused this Agreement to be duly executed by their respective officers, partners or other representatives, thereunto duly authorized, all as of the day and year first above written.

                                      PARAMOUNT CAPITAL
                                      PHARMACEUTICALS, INC.


                                      By:
                                          ---------------------------
                                          Name:
                                          Title:


                                      PURCHASER:


                                      By:
                                          ---------------------------
                                      Name:
                                      Address:  ---------------------
                                                ---------------------
                                                ---------------------
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         NUMBER OF SHARES OF
         COMMON STOCK PURCHASABLE:

         PURCHASE PRICE:


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